Exhibit 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated May 1, 2007 in the Amendment No. 1 to the Registration Statement (File No. 333-142294) and related Prospectus of Claymore Securities Defined Portfolios, Series 391.



                                                          /s/ Grant Thornton LLP
                                                        ------------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
May 1, 2007